United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-A
For registration of certain classes of securities
pursuant to section 12(b) or (g) of the
Securities Exchange Act of 1934
Iomai Corporation
(Exact name of registrant as specified in its charter)

Delaware	52-2049149
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

20 Firstfield Road, Suite 250, Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐.
If this form relates to the registration a class of securities pursuant to Section 12(g) of the exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☑.
Securities Act registration statement file number to which this form relates: 333-128765
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	N/A

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.01 per share
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
     For a description of the common stock, par value $.01 per share, of Iomai Corporation (the “REGISTRANT”) to be registered hereunder (the “SECURITIES”), reference is made to the information set forth under the caption “Description of Capital Stock” in the prospectus that constitutes a part of the Registrant’s registration statement on Form S-1 originally filed on October 3, 2005 (the “INITIAL S-1”) with the Securities and Exchange Commission (the “SEC”) (File No. 333-128765), as amended on October 11, 2005, November 14, 2005, December 20, 2005 and January 9, 2006, respectively, and as may be further amended from time to time, which information is incorporated by reference herein. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes a description of the Securities to be registered hereunder shall also be deemed to be incorporated by reference herein.
Item 2. Exhibits
     The following exhibits are filed as part of this registration statement or incorporated herein by reference as indicated below:

Exhibit No.	Exhibit Description
1.	Third Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon completion of the initial public offering by the Registrant of its Common Stock. (Incorporated by reference to Exhibit 3.1.3 to Amendment No. 3 to the Initial S-1 filed with the SEC on December 20, 2005).

2.	Second Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1.1 to Amendment No. 1 to the Initial S-1 filed with the SEC on October 11, 2005).

3.	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1.2 to Amendment No. 3 to the Initial S-1 filed with the SEC on December 20, 2005).

4.	Second Amended and Restated By-laws of the Registrant, to be effective upon completion of the initial public offering by the Registrant of its Common Stock. (Incorporated by reference to Exhibit 3.2.2 to Amendment No. 3 to the Initial S-1 filed with the SEC on December 20, 2005).

5.	Amended and Restated By-Laws of the Registrant, as currently in effect. (Incorporated by reference to Exhibit 3.2.1 to Amendment No. 1 to the Initial S-1 filed with the SEC on October 11, 2005).

6.	Specimen Stock Certificate of the Registrant. (Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Initial S-1 filed with the SEC on December 20, 2005 ).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IOMAI CORPORATION

By:	/s/ Russell P. Wilson

Name:	Russell P. Wilson
Title:	Senior Vice President and Chief Financial Officer

Date:	January 9, 2006